UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

August 1, 2011

Date of Report (Date of earliest event reported)

General Growth Properties, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-34948	27-2963337
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

110 N. Wacker Drive, Chicago, Illinois	60606
(Address of principal executive offices)	(Zip Code)

(312) 960-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.  Regulation FD Disclosure.

On August 1, 2011, General Growth Properties, Inc. (“GGP” or the “Company”) announced that the Company’s board of directors approved a plan to spin-off a 30-mall portfolio, totaling approximately 21.1 million square feet, to holders of GGP common stock in the form of a taxable special dividend.  A copy of the Company’s press release announcing the foregoing is being furnished as Exhibit 99.1 to this report.  A copy of the Company’s information package regarding the foregoing will be available on the Company’s website at www.ggp.com and is being furnished as Exhibit 99.2 to this report.  This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
99.1	Press release titled “General Growth Properties, Inc. Announces Plan to Spin-Off 30 Mall Portfolio to its Stockholders” dated August 1, 2011 (furnished herewith).
99.2	Information Package dated August 1, 2011 (furnished herewith).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL GROWTH PROPERTIES, INC.

By:	/s/ Stacie L. Herron
Stacie L. Herron, Vice President and Secretary

Date: August 1, 2011

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release titled “General Growth Properties, Inc. Announces Plan to Spin-Off 30 Mall Portfolio to its Stockholders” dated August 1, 2011 (furnished herewith).
99.2	Information Package dated August 1, 2011 (furnished herewith).